WARRANT AGREEMENT OF

                          COYOTE NETWORK SYSTEMS, INC.

                                2,225,000 Shares

                            Dated as of June 30, 1999





                         Common Stock Purchase Warrants


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         WARRANT  AGREEMENT  dated as of June 30, 1999,  between  Coyote Network
Systems, Inc., a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agent"), and for the benefit of the registered holders from time to time of the Warrants issued hereunder (collectively, the "Warrant Holders" or "Holders").

         Pursuant to the Stipulation of Settlement, executed as of October 6, 1998, between the Company, the plaintiffs and others in connection with In re The Diana Corporation Securities Litigation, CV-97-3186-R, USDC, CDCA, the Company proposes to issue Common Stock Purchase Warrants as hereinafter described (collectively the "Warrants") to purchase an aggregate of 2,225,000 shares of its Common Stock, $1.00 par value per share (the shares of Common Stock issuable on exercise of the Warrants being referred to herein as the "Warrant Shares"), in favor of the Warrant Holders. Capitalized terms used herein, if not otherwise defined, are defined in Section 9 hereof.

         The parties hereby agree as follows:

SECTION 1.   Transferability; Notice of Corporate Actions; Form of the Warrants.

         1.1 Registration. The Warrants shall be numbered and shall be registered on the books of the Company maintained by the Warrant Agent at its office at 40 Wall Street, 48th Floor, New York, New York 10005 ("the Warrant Register"). The Company and the Warrant Agent shall be entitled to treat the Holder of any Warrants as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrants on the part of any other Person.

         1.2 Transferability. The Warrants are freely transferable, subject to applicable securities laws restrictions. The new Holder of any Warrants so transferred shall continue to be bound by this Agreement.

         1.3 Transfer General. Subject to the terms hereof, the Warrants shall be transferable only on the Warrant Register upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or a copy thereof, duly certified, shall be deposited and remain with the Warrant Agent. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and to remain with the Warrant Agent in its discretion. Upon any registration of transfer, the Warrant Agent shall countersign and deliver new Warrants to the Persons entitled thereto. The Company or the Warrant Agent may require the payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any such transfer.

         1.4 Notices of Corporate Actions. In the event of: (a) any taking by the Company of a record of the holders of the Common Stock for the purpose of determining the holders thereof who are entitled to receive any extraordinary dividend or distribution (other than cash dividends representing a dividend payment on an annualized basis of not more than 8% of the Company's market capitalization at the time of such dividend) or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities, (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other Person or any transfer or other disposition of all or substantially all the assets of the Company to another Person; or (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall mail to each Warrant Holder in accordance with the provisions of Section 14 hereof a notice specifying (i) the date or expected date on which any such record is to be taken


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for the  purpose of such  dividend,  distribution  or right,  and the amount and character of such dividend, distribution or right and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization,
consolidation,  merger,  transfer,  disposition,   dissolution,  liquidation  or
winding-up is to take place, the time, if any such time is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for the securities or Other Property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, disposition, dissolution, liquidation or winding-up and a description in reasonable detail of the transaction. Such notice shall be mailed to the extent practicable at least thirty (30), but not more than ninety (90) days prior to the date therein specified. No defect in any such notice, or failure to make such notice, shall affect the validity of any corporate action as aforesaid.

         1.5 Form of the Warrants. The text of the Warrants and of the form of election to purchase Warrant Shares (the "Purchase Form") shall be substantially as set forth respectively in Exhibits A and B attached hereto. The price per Warrant Share (the "Exercise Price") and the number of Warrant Shares issuable upon exercise of each Warrant are subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrants shall be executed, manually or by facsimile, on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, President or one of its Vice Presidents.

                  The Warrants shall be dated as of the date of countersignature thereof by the Warrant Agent either upon initial issuance or upon transfer.

SECTION 2.  Term of the Warrants; Exercise of the Warrants; Exercise Price, Etc.

         2.1 Term of the Warrants. Subject to the terms of this Agreement, the Holder shall have the right, which may be exercised from time to time, from and through the dates set forth in the Warrants, to purchase from the Company the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to purchase on exercise of such Warrant. If the last day for the exercise of the Warrants shall not be a Business Day, then the Warrant may be exercised on the next succeeding Business Day.

         2.2 Vesting of the Warrants. The Warrants shall immediately vest and may be exercised on or after the original issuance date thereof (the "Issuance Date"), which is scheduled to be on or about _______, 1999, in accordance with the terms of this Agreement and the Warrant Certificate.

         2.3 Exercise of the Warrants. The Warrants may be exercised upon surrender to the Company, at the office of the Warrant Agent, of the certificate evidencing the Warrant to be exercised, together with the Purchase Form, in the form of Exhibit B hereto, on the reverse thereof duly filled in and signed, and upon payment to the Company, of the Exercise Price (as determined in accordance with the provisions of Sections 2 and 6 hereof), for the number of Warrant Shares in respect of which such Warrant is then exercised. Upon partial exercise, a Warrant Certificate for the unexercised portion shall be delivered to the Holder. Payment of the aggregate Exercise Price shall be payable in cash or by certified or official bank check or wire transfer.

         Subject to Section 3 hereof, upon such surrender of the Warrants and payment of the Exercise Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrant, together with cash, as provided in Section 10 hereof, in respect of any fractional Warrant Shares otherwise issuable upon such exercise. Such certificate or certificates shall be deemed to have been issued


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and any Person so  designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrant and payment of the Exercise Price, as aforesaid; provided, however, that if, at the date of surrender of such Warrant and payment of such Exercise Price, the transfer books for the Warrant Shares or other class of stock purchasable upon the exercise of such Warrant shall be closed, the certificates for the Warrant Shares in respect of which such Warrant are then exercised shall be issuable as of the date on which such books shall next be opened (whether before or after the Expiration Date) and until such date the Company shall be under no duty to deliver any certificate for such Warrant Shares; provided, further, that the transfer books of record, unless otherwise required by law, shall not be closed at any one time for a period longer than 20 calendar days.

         2.4 Exercise Price. The Exercise Price shall be: (i) $9.00, if the Warrant is exercised within one year from the Issuance Date, (ii) $10.00, if the Warrant is exercised after one year but within two years from the Issuance Date and (iii) $11.00, if the Warrant is exercised after two years from the Issuance Date, provided, however, that such Exercise Price shall be subject to adjustment pursuant to Section 6 hereof.

SECTION 3.  Payment of Taxes and Indemnification.

         3.1 Payment of Taxes. The Company will pay all documentary stamp taxes, if any, attributable to the issuance of Warrants and Warrant Shares upon the exercise of the Warrants; provided, however, the Company may require the payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer of a Warrant or a Warrant Share, or any issuance of a Warrant Share to a person who was not the Holder of the Warrant being exercised.

         3.2 Indemnification. Warrant Holder hereby agrees to indemnify and hold the Company harmless from any and all taxes on the Warrant Holder that may result from the issuance of the Warrants or any subsequent exercise of the Warrants and issuance of the Warrant Shares.

SECTION 4. Mutilated or Missing Warrants. In case the Warrants shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrants, or in lieu of and substitution for the Warrants lost, stolen or destroyed, a new Warrant certificate of like tenor and representing an equivalent right or interest; but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant certificate and indemnity or bond, if requested, also reasonably satisfactory to the Company and the Warrant Agent. An applicant for such substitute Warrant certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

SECTION 5.    Reservation of Warrant Shares.

         5.1 Reservation of Warrant Shares. There have been reserved, and the Company shall at all times keep reserved, out of its authorized shares of Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants. The transfer agent for the Common Stock ("Transfer Agent"), and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be and are hereby irrevocably authorized and directed at all times until the Expiration Date to reserve such number of authorized shares as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Company covenants that all Warrant Shares which may be issued upon


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exercise of Warrants will,  upon issue,  be fully paid,  nonassessable,  free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof. The Company will supply such Transfer Agent and any subsequent transfer agent with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash which may be payable as provided in Section 10 of this Agreement. The Company will furnish to such Transfer Agent a copy of all notices of adjustments applicable to the Warrants. The Warrants surrendered in the exercise of the rights thereby evidenced shall be canceled by the Warrant Agent and/or the Transfer Agent.

         5.2 Cancellation of the Warrants. In the event the Company shall purchase or otherwise acquire any Warrants, the same shall be canceled and retired.

SECTION 6. Adjustment of Exercise Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of the Warrants and the Exercise Price shall be subject to adjustment from time to time upon the happening of certain events, as hereinafter defined.

         6.1 Stock Dividends, Subdivisions and Combinations. If at any time the Company shall:

(i) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, additional shares of Common Stock,

                   (ii) subdivide its shares of Common Stock Outstanding into a larger number of shares of such Common Stock, or

                  (iii) combine its shares of Common Stock Outstanding into a smaller number of shares of such Common Stock,

then the Exercise Price shall be adjusted to equal the product of the Exercise Price in effect immediately prior to such event multiplied by a fraction the numerator of which is equal to the number of shares of Common Stock Outstanding immediately prior to the event requiring such adjustment and the denominator of which is equal to the number of shares of Common Stock Outstanding immediately after giving effect to such event.

         6.2 Adjustment of Number of Shares Purchasable. Upon any adjustment of the Exercise Price as provided in Section 6.1 hereof, each Warrant Holder shall thereafter be entitled to purchase upon the exercise of the Warrants, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest 1/100th of a share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable on the exercise thereof immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

         6.3  Reorganization,   Reclassification,   Merger,   Consolidation  or
Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is any change whatsoever in, or distribution with respect to, the Outstanding Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all of its property, assets or business to another corporation


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and,  pursuant to the terms of such  reorganization,  reclassification,  merger, consolidation or disposition of assets, (i) shares of common stock of the successor or acquiring corporation or of the Company (if it is the surviving corporation) or (ii) any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property") are to be received by or distributed to the holders of Common Stock of the Company who are holders immediately prior to such transaction, then the Warrant Holder shall have the right thereafter to receive, upon exercise of the Warrants, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which the Warrants are exercisable immediately prior to such event. In such event, the aggregate Exercise Price otherwise payable for the shares of Common Stock issuable upon exercise of the Warrants shall be allocated among the shares of common stock and Other Property receivable as a result of such reorganization, reclassification, merger, consolidation or disposition of assets in proportion to the respective fair market values of such shares of common stock and Other Property as determined in good faith by the Board of Directors of the Company. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Agreement to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be reasonably deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of any shares of the common stock of such successor or acquiring corporation for which the Warrants thus become exercisable, which modifications shall be as equivalent as practicable to the adjustments provided for in this
Section 6. For purposes of this Section 6.3, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class that is not preferred as to dividends or assets over any other class of stock of such corporation and that is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities that are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 6.3 shall similarly apply to successive reorganizations, reclassification, mergers, consolidations or disposition of assets.

         6.4 Other Provisions Applicable to Adjustments Under this Section. The following provisions shall be applicable to the adjustments provided for pursuant to this Section 6:

                  (a) When Adjustments To Be Made. The adjustments required by this Section 6 shall be made during the period from the date of this Agreement and until the Expiration Date, whenever and as often as any specified event requiring such an adjustment shall occur. For the purpose of any such adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                  (b) Fractional Interests.  In computing adjustments under this
Section 6, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.

                  (c) When Adjustment Not Required. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution to which the provisions of Section 6 would apply, but shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

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                  (d) Certain  Limitations.  Notwithstanding  anything herein to the contrary, the Company agrees not to enter into any transaction that, by reason of any adjustment under the foregoing provisions, would cause the Exercise Price to be less than the par value of the Common Stock, if any, unless the Company first reduces the par value of the Common Stock to be less than the Exercise Price that would result from such transaction.

                  (e) Notice of Adjustments. Whenever the number of shares of Common Stock for which the Warrants are exercisable or the Exercise Price shall be adjusted pursuant to this Section 6, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated, specifying the number of shares of Common Stock for which the Warrants are exercisable and (if such adjustment was made pursuant to Section 6.3) describing the number and kind of any other shares of stock or Other Property for which the Warrants are exercisable, and any related change in the Exercise Price, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to each Holder in accordance with Section 14. The Company shall keep at its principal office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective transferee of any Warrants designated by a Holder thereof.

                  (f) Independent Application. Except as otherwise provided herein, all subsections of this Section 6 are intended to operate independently of one another (but without duplication). If an event occurs that requires the application of more than one subsection, all applicable subsections shall be given independent effect without duplication.

SECTION 7. Company Registration. To the extent required by law, the Company shall register the Warrant Shares under the Securities Act and under applicable state securities laws for issuance upon exercise of the Warrants.

SECTION 8.  Representations, Warranties and Covenants of the Company.

                  (a) Due Authority. The execution and delivery by the Company of this Warrant Agreement and the performance of all obligations of the Company hereunder, including the issuance to the Warrant Holders of the Warrants representing the right to acquire the Warrant Shares, have been duly authorized by all necessary corporate action on the part of the Company, and this Warrant Agreement is not inconsistent with the Company's Charter or Bylaws, does not contravene any law of governmental rule, regulation or order applicable to it, does not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound, and this Warrant Agreement constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

                  (b) Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, Federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Warrant Agreement, except for the registration of the Warrant Shares under the Securities Act and any filing required by applicable state securities law, which filings will be effective by the time required thereby.

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SECTION 9.   Certain Definitions.

     As used in this Warrant Agreement, the following terms shall have the following respective meanings:

     Business Day shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the States of California or New York.

     Commission means the Securities and Exchange Commission.

     Common Stock means the Common Stock of the Company, par value $1.00 per share, as constituted on the date of this Agreement, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of any Common Stock upon any reclassification thereof which is also not preferred as to dividends or liquidation over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation (as defined in Section 6.3 hereof) received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by
          Section 6.3 hereof.

     Exercise Price shall mean, in respect of a share of Common Stock at any date herein specified, the initial Exercise Price set forth in this Agreement as adjusted from time to time pursuant to Section 6 hereof.

     Expiration Date means the third anniversary of the Issuance Date, subject to the last sentence of Section 2.1.

     Issuance Date shall have the meaning provided in Section 2.2.

     Other Property shall have the meaning provided in Section 6.3.

     Outstanding shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company or any subsidiary thereof, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.

     Person shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

     Securities Act means the Securities Act of 1933, as amended, or any successor act thereto, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

SECTION 10. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of the Warrants. If any fraction of a Warrant Share would, except for the provisions of this Section 10, be issuable


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on the exercise of the  Warrants (or  specified  portion  thereof),  the Company shall pay an amount in cash equal to the closing price for one share of the Common Stock on the trading day immediately preceding the date the Warrants are presented for exercise, multiplied by such fraction.

SECTION 11. No Rights as Stockholder; Notices to Holder. Nothing contained in this Agreement or in the Warrants shall be construed as conferring upon any Holder or any transferees thereof the right to vote or to receive dividends or to consent to or receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as a stockholder of the Company.

SECTION 12. Inspection of Warrant Agreement. The Company shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holder during normal business hours at its principal office.

SECTION 13. Identity of Transfer and Warrant Agent. Forthwith upon the appointment of any subsequent transfer agent for the Common Stock, or of any other shares of the Company's capital stock issuable upon the exercise of the Warrants, or upon the appointment of any successor Warrant Agent, the Company will notify the Holders of the name and address of such subsequent transfer agent or successor Warrant Agent.

SECTION 14. Notices. Any notice pursuant to this Agreement by any Holder to the Company or the Warrant Agent, shall be in writing and shall be mailed first class, postage prepaid, or delivered to: (i) in the case of notices to the Company, the Company at its office at 4360 Westlake Village, California 91361,
Attention: Chief Financial Officer and (ii) in the case of notices to the Warrant Agent, the Warrant Agent at its office at 40 Wall Street, 48th Floor, New York, New York 10005, Attention: Herbert Lemmer.

                  Each party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in writing to the other party. Any notice mailed pursuant to this Agreement by the Company or the Warrant Agent to the Holders shall be in writing and shall be mailed first class, postage prepaid, or delivered to each Holder at his address on the Warrant Register maintained by the Warrant Agent.

SECTION 15. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO AGREE TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

SECTION 16. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants and which shall not adversely affect the interests of the Holders.

SECTION 17. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company, the Warrant Agent or the Holders of the Warrants shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 18. Merger or Consolidation of the Company. So long as the Warrants remain outstanding, the Company will not merge or consolidate with or into, or sell, transfer or lease all or substantially all of its property to, any other corporation unless the successor or purchasing corporation, as the case may be (if not the Company), shall expressly assume, by supplemental agreement, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

SECTION 19. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Warrant Agent and the Holders of the Warrants, any legal or equitable right, remedy or claim under this Agreement, but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders.

SECTION 20. Captions. The captions of the Sections of this Agreement have been inserted for convenience only and shall have no substantive effect.

SECTION 21. Counterparts. This Agreement may be executed in any number of counterparts each of which so executed shall be deemed to be an original; but such counterparts together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the Company and the Warrant Agent have caused this Agreement to be duly executed as of the day, month and year first above written.

                          THE COMPANY:

                          COYOTE NETWORK SYSTEMS, INC.,
                          a Delaware corporation


                           By:
                           Name:
                           Title:

                           THE WARRANT AGENT:

                           AMERICAN STOCK TRANSFER & TRUST COMPANY


                           By:
                           Name:
                           Title:

                                    EXHIBIT A

                           Form of Warrant Certificate

No. ___                                                          _______ Shares


                          COMMON STOCK PURCHASE WARRANT

                              Void After 5:00 P.M.
                  at New York, New York on _____________, 2002


         THIS CERTIFIES THAT, for value received, _____________, the registered holder (the "Holder") of this Common Stock Purchase Warrant (the "Warrant") or registered assigns, is entitled to purchase from Coyote Network Systems, Inc., a Delaware corporation (the "Company"), at any time until 5:00 p.m. at New York, New York on _______, 2002 (the "Expiration Date"), at the Exercise Price of $9.00 per share, if purchased on or prior to _____, 2000, $10.00 per share, if purchased thereafter and on or prior to ______, 2001, or $11.00 per share, if purchased thereafter and on or prior to ________, 2002 (the "Exercise Price"), ________________ shares (____ shares) of the Common Stock of the Company (the "Common Stock"). The number of shares purchasable upon exercise of this Warrant and the Exercise Price per share shall be subject to adjustment from time to time as set forth in the Warrant Agreement referred to below.

         This Warrant is issued under and in accordance with a Warrant Agreement, dated as of June 30, 1999, between the Company and the Warrant Agent and for the benefit of the Warrant Holders and is subject to the terms and provisions contained in the Warrant Agreement, to all of which the Holder of this Warrant by acceptance hereof consents. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Company.

         This Warrant may be exercised in whole or in part by presentation of this Warrant with the Purchase Form on the reverse side hereof duly executed and simultaneous payment of the Exercise Price (subject to adjustment) at the principal office of American Stock Transfer & Trust Company, as the Warrant Agent, in New York, New York. Payment of such price shall be payable at the option of the Holder hereof in cash or by certified or official bank check or wire transfer. Terms relating to exercise of the Warrant are set forth more fully in the Warrant Agreement.

         This Warrant may be exercised in whole or in part. Upon partial exercise, a Warrant Certificate for the unexercised portion shall be delivered to the Holder. No fractional shares will be issued upon the exercise of this Warrant but the Company shall pay the cash value of any fraction upon the exercise of the Warrant. This Warrant is transferable as described in the Warrant Agreement at the office of the Warrant Agent, in the manner and subject to the limitations set forth in the Warrant Agreement.

         The Holder hereof may be treated by the Company, the Warrant Agent and all other Persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the Warrant Register maintained by the Warrant Agent for the Company. Any notice to the contrary notwithstanding, and until such transfer on such Warrant Register, the Company and the Warrant Agent may treat the Holder hereof as the owner for all purposes.

         This Warrant does not entitle any Holder hereof to any of the rights of a stockholder of the Company.

         This Warrant shall not be valid for any purpose until countersigned by the Warrant Agent by manual signature of one of its authorized officers below.


                                   COYOTE NETWORK SYSTEMS, INC.



                                   By:
                                   Name:
                                   Title:


COUNTERSIGNED AND DATED:


DATED: AMERICAN STOCK TRANSFER & TRUST COMPANY, as Warrant Agent


                                   By:
                                        Authorized Officer

                                 TRANSFER NOTICE


(To transfer or assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

         FOR VALUE RECEIVED, the foregoing Warrant (or a portion thereof corresponding to _________ Warrant Shares) and all rights evidenced thereby are hereby transferred and assigned to


(Please Print, and include social security or tax ID no.)

whose address is





and the undersigned does hereby irrevocably constitute and appoint

________________________________________________________________ Attorney

to transfer the said Warrant or portion thereof on the books of the within named

Company with full power of substitution in the premises.


                                    Dated:

                                    Holder's Signature:
                                    Holder's Address:

Signature Guaranteed:





NOTE: The signature on this Transfer Notice must correspond with the name as it appears on the face of the Warrant, without altercation or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

                                    Exhibit B

                                  PURCHASE FORM

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, _______________ shares of the stock provided for therein, and tenders herewith payment of the Exercise Price in full in the form of cash or by cashier's check in the amount of $______________, or as otherwise provided in the Warrant. (In the case of any partial exercise of this Warrant, the exercise shall be for a whole number of Warrant Shares only.)

         The undersigned requests that certificates for such shares be issued in the name of:

==============================================================================
------------------------------------------------------------------------------
              (Please Print Name, Address and Social Security No.)

DATED:

Name of Warrant Holder or Permitted Assignee:
------------------------------------------------------------------------------

Address:
==============================================================================
Signature:


Note:    The above  signature must  correspond with the name as written upon the
         face  of  this  Warrant   Certificate  in  every  particular,   without
         alteration or enlargement or any change whatever.

Signature Guaranteed by: ____________________________________________________